Exhibit 99.2

Unaudited Pro Forma Condensed Combined Balance Sheet
As of June 30, 2018
(in thousands)
	Federated	Hermes	Pro Forma Adjustments	Note	Pro Forma Combined
ASSETS
Current Assets
Cash and Cash Equivalents	$375,172	$92,625	$(261,055)	3 (a)	$206,742
Other Current Assets	109,008	53,705	0		162,713
Total Current Assets	484,180	146,330	(261,055)		369,455
Long-Term Assets
Goodwill	660,040	243	150,947	3 (b)	811,230
Intangible Assets, net	76,589	0	295,800	3 (c)	372,389
Other Long-Term Assets	55,506	40,551	19,693	3 (d)	115,750
Total Long-Term Assets	792,135	40,794	466,440		1,299,369
Total Assets	$1,276,315	$187,124	$205,385		$1,668,824
LIABILITIES
Current Liabilities
Accrued Compensation and Benefits	$43,396	$71,801	$59,082	3 (e)	$174,279
Other Current Liabilities	91,664	15,236	13,199	3 (f)	120,099
Total Current Liabilities	135,060	87,037	72,281		294,378
Long-Term Liabilities
Long-Term Debt	178,000	0	0		178,000
Long-Term Deferred Tax Liability, net	122,806	0	0		122,806
Other Long-Term Liabilities	20,340	37,648	(26,414)	3 (g)	31,574
Total Long-Term Liabilities	321,146	37,648	(26,414)		332,380
Total Liabilities	456,206	124,685	45,867		626,758

TEMPORARY EQUITY
Redeemable Noncontrolling Interest in Subsidiaries	20,984	0	229,600	3 (h)	250,584
PERMANENT EQUITY
Shareholders' Equity
Common Stock	356,138	95,695	(95,695)	3 (i)	356,138
Retained Earnings	732,753	(32,870)	25,227	3 (j)	725,110
Treasury Stock, at Cost	(288,277)	0	0		(288,277)
Other Shareholders' Equity	(1,489)	(386)	386	3 (i)	(1,489)
Total Shareholders' Equity	799,125	62,439	(70,082)		791,482
Total Liabilities, Temporary Equity and Permanent Equity	$1,276,315	$187,124	$205,385		$1,668,824

(See notes to unaudited pro forma condensed combined financial statements.)

Unaudited Pro Forma Condensed Combined Statements of Operations
Six Months Ended June 30, 2018
(in thousands, except per share data)
	Federated	Hermes	Pro Forma Adjustments	Note	Pro Forma Combined
Revenue
Total Revenue	$519,845	$92,261	$6,358	3 (k)	$618,464
Operating Expenses
Compensation and Related	152,521	71,616	(5,412)	3 (l)	218,725
Distribution	141,945	0	6,358	3 (k)	148,303
Other	64,951	26,117	3,794	3 (m)	94,862
Total Operating Expenses	359,417	97,733	4,740		461,890
Operating Income (Expenses)	160,428	(5,472)	1,618		156,574
Nonoperating (Expenses) Income
Total Nonoperating (Expenses) Income, net	(29,783)	1,623	28,978	3 (n)	818
Income (Loss) Before Income Taxes	130,645	(3,849)	30,596		157,392
Income Tax Provision	31,972	209	7,496	3 (o)	39,677
Net Income (Loss) Including the Noncontrolling Interests in Subsidiaries	98,673	(4,058)	23,100		117,715
Less: Net Loss Attributable to the Noncontrolling Interests in Subsidiaries	(480)	0	(1,405)	3 (p)	(1,885)
Net Income (Loss)	$99,153	$(4,058)	$24,505		$119,600

Earnings Per Common Share—Basic and Diluted	$0.98				$1.18
Weighted-Average Shares Outstanding
Basic	97,191				97,191
Diluted	97,192				97,192

(See notes to unaudited pro forma condensed combined financial statements.)

Unaudited Pro Forma Condensed Combined Statements of Operations
Year Ended December 31, 2017
(in thousands, except per share data)
	Federated	Hermes	Pro Forma Adjustments	Note	Pro Forma Combined
Revenue
Total Revenue	$1,102,924	$170,409	$8,871	3 (k)	$1,282,204
Operating Expenses
Distribution	342,779	0	8,871	3 (k)	351,650
Compensation and Related	289,215	120,636	0		409,851
Other	129,422	38,152	8,110	3 (q)	175,684
Total Operating Expenses	761,416	158,788	16,981		937,185
Operating Income (Expenses)	341,508	11,621	(8,110)		345,019
Nonoperating Income (Expenses)
Total Nonoperating Income, net	10,494	5,355	0		15,849
Income (Loss) Before Income Taxes	352,002	16,976	(8,110)		360,868
Income Tax Provision (Benefit)	57,101	733	(2,952)	3 (o)	54,882
Net Income (Loss) Including the Noncontrolling Interests in Subsidiaries	294,901	16,243	(5,158)		305,986
Less: Net Income Attributable to the Noncontrolling Interests in Subsidiaries	3,560	54	2,534	3 (r)	6,148
Net Income (Loss)	$291,341	$16,189	$(7,692)		$299,838

Earnings Per Common Share—Basic and Diluted	$2.87				$2.96
Weighted-Average Shares Outstanding
Basic	97,411				97,411
Diluted	97,412				97,412

(See notes to unaudited pro forma condensed combined financial statements.)

Notes to Unaudited Pro Forma Condensed Combined Financial Information

(1) Basis of Presentation

On July 2, 2018, Federated Investors, Inc. (Federated) and its subsidiary, Federated Holdings (UK) II Limited, completed, effective as of July 1, 2018, the acquisition of a 60 percent majority interest in Hermes Fund Managers Limited (Hermes) from BT Pension Scheme (BTPS). BTPS retained a 29.5 percent interest in Hermes and contributed the remaining 10.5 percent interest into an employee benefit trust for the benefit of certain members of Hermes' management and other key employees under a new long-term incentive plan. Federated paid a total of £260.7 million ($344.3 million) which included £246 million for the previously announced cost of the acquisition and an additional £14.7 million primarily for Federated's 60 percent share of Hermes' estimated excess regulatory capital (£0.8 million of which was paid in September 2018).

The unaudited pro forma condensed combined financial statements are based on Federated's historical consolidated financial statements and Hermes historical consolidated financial information as adjusted to give effect to the July 2, 2018 acquisition of Hermes. The unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2018 and the year ended December 31, 2017 give effect to the acquisition of Hermes as if it had occurred as of January 1, 2017. The unaudited pro forma condensed combined balance sheet as of June 30, 2018 gives effect to the acquisition of Hermes as if it had occurred on June 30, 2018. The historical consolidated financial statements have been adjusted in the pro forma condensed combined financial statements to give effect to pro forma events that are (1) directly attributable to the business combination, (2) factually supportable and (3) with respect to the unaudited pro forma condensed combined statements of operations, expected to have a continuing impact on the combined results following the business combination.

The historical consolidated financial information of Hermes was prepared in accordance with Financial Reporting Standard 102 (FRS 102). Pro forma adjustments to convert Hermes' historical consolidated financial information from FRS 102 to United States generally accepted accounting principles (U.S. GAAP) are included in Note 3 and were not deemed to be material to the unaudited pro forma condensed combined financial statements. The historical consolidated financial information was originally prepared in British pounds sterling but were translated to U.S. dollars using the following historical exchange rates for the unaudited pro forma condensed combined financial statements:

$ / £
Period end exchange rate as of June 30, 2018	1.3207
Average exchange rate for the six months ended June 30, 2018	1.3757
Average exchange rate for the year ended December 31, 2017	1.2889

Federated adopted Revenue from Contracts with Customers (Topic 606) effective January 1, 2018 using the modified retrospective method, which did not require the restatement of prior years. The unaudited pro forma condensed combined financial statements for 2018 reflects the new revenue guidance, while 2017 does not reflect the new revenue guidance. For additional information on Federated's adoption of Topic 606, see Federated's Quarterly Reports on Form 10-Q for the periods ended March 31, 2018 and June 30, 2018.

Federated's 2017 historical financial statements include a $70.4 million reduction to the income tax provision resulting from the revaluation of the net deferred tax liability due to the enactment of the Tax Cuts and Jobs Act of 2017 (Tax Act), thereby increasing net income.

The unaudited pro forma condensed combined financial statements do not necessarily reflect what the combined company's financial condition or results of operations would have been had the acquisition occurred on the dates indicated. They also may not be useful in predicting the future financial condition and results of operations of the combined company. The actual financial condition and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors. The unaudited pro forma condensed combined financial statements do not reflect the realization of any cost savings or other synergies from the Hermes acquisition following the completion of the business combination.

These unaudited pro forma condensed combined financial statements should be read in conjunction with Federated's Annual Report on Form 10-K for the year ended December 31, 2017, Quarterly Reports on Form 10-Q for the periods ended March 31, 2018 and June 30, 2018 and Current Report on Form 8-K filed July 2, 2018, as well as the consolidated financial statements of Hermes Fund Managers Limited as of and for the year ended December 31, 2017, included in Exhibit 99.1.

Notes to Unaudited Pro Forma Condensed Combined Financial Information

(2) Preliminary Purchase Price Allocation

Federated has performed a preliminary valuation of the fair market value of the Hermes' acquisition. The following table summarizes the allocation of the preliminary purchase price as of the acquisition date:

(in millions)
Cash and Cash Equivalents	$175.8
Other Current Assets	53.7
Goodwill	151.2
Intangible Assets	295.8
Other Long-Term Assets	60.2
Less: Liabilities Acquired	(162.8)
Less: Fair Value of Minority Interest	(229.6)
Total Purchase Price Consideration	$344.3

The following table summarizes the additional information for the intangible assets acquired:

			Pro Forma Amortization Expense
(dollars in millions)	Estimated Fair Value	Weighted-Average Estimated Useful Life in Years	Six Months Ended June 30, 2018	Twelve Months Ended December 31, 2017
Renewable Investment Advisory Contracts—Indefinite-Lived	$145.0	Indefinite	N/A	N/A
Renewable Investment Advisory Contracts—Finite-Lived	96.3	8.4	5.8	11.6
Trade Name	54.5	Indefinite	N/A	N/A
Total Intangible Assets	$295.8		$5.8	$11.6

This preliminary purchase price allocation has been used to prepare pro forma adjustments in the unaudited pro forma condensed combined balance sheet and statements of operations. The final purchase price allocation will be determined when Federated has completed the detailed valuations and necessary calculations. The final purchase price allocation could differ materially from the preliminary purchase price allocation used in the pro forma adjustments and may include changes to intangible assets and goodwill.

(3) Pro Forma Adjustments

The pro forma adjustments are based on preliminary estimates and assumptions that are subject to change. With the exception of Note 3 (o), pro forma adjustments have not been adjusted for any tax-related impact. Management believes that any tax-related impact is immaterial to the unaudited pro forma condensed combined financial statements. The following adjustments have been reflected in the unaudited pro forma condensed combined financial statements:

(a) Represents the following:

(in millions)
Cash paid to acquire 60% interest in Hermes[1]	$(344.3)
Cash received from BTPS for long-term incentive plan accelerated-vesting payouts as a result of the Hermes acquisition	83.2
Total pro forma adjustment to Cash and Cash Equivalents	$(261.1)

1
In June of 2018, Federated borrowed $18 million from its existing revolving credit facility to fund a portion of the Hermes acquisition and repaid the borrowings within three weeks. Due to the short-term borrowing period, for the purpose of this pro forma presentation, Federated presented the entire payment as cash.

Notes to Unaudited Pro Forma Condensed Combined Financial Information

(b) Represents the fair value of the goodwill acquired based on the preliminary valuation results, offset by the elimination of Hermes' existing goodwill balance. See Note (2) for the preliminary purchase price allocation.

(c) Represents the fair value of the intangible assets acquired based on the preliminary valuation results. See Note (2) for the preliminary purchase price allocation.

(d) Represents the following:

(in millions)
Adjustment to fair value for long-term assets acquired[1]	$13.9
Adjustment to Hermes' deferred tax asset, due largely to the accelerated amortization of the long-term incentive plan	5.8
Total pro forma adjustment to Other Long-Term Assets	$19.7

1	See Note (2) for the preliminary purchase price allocation.

(e) Represents the accruals related to the accelerated vesting of certain Hermes' incentive compensation plans.

(f) Represents the following:

(in millions)
Acquisition-related costs accrued by Federated after balance sheet date	$7.7
Acquisition-related costs accrued by Hermes after balance sheet date	5.7
Reversal of Hermes' income taxes payable	(0.2)
Total pro forma adjustment to Other Current Liabilities	$13.2

(g) Represents the payoff of the subordinated debt to BTPS that occurred in connection with the Hermes acquisition.

(h) Represents the fair value of the minority interest based on the preliminary valuation results. See Note (2) for the preliminary purchase price allocation.

(i) Represents the elimination of Hermes' historical equity balances. Hermes' historical Retained Earnings balance is eliminated in Note 3 (j).

(j) Represents the following:

(in millions)
Elimination of Hermes' historical Retained Earnings balance	$32.9
Acquisition-related costs accrued by Federated after balance sheet date	(7.7)
Total pro forma adjustment to Retained Earnings	$25.2

(k) Represents the reclassification of distribution-related expenses to conform to Federated's U.S. GAAP accounting policies.

(l) Represents the reversal of expense related to a long-term incentive plan that would have accelerated as a result of an assumed January 1, 2017 closing of the Hermes acquisition.

Notes to Unaudited Pro Forma Condensed Combined Financial Information

(m) Represents the following:

(in millions)
Amortization of newly acquired intangible assets[1]	$5.8
Elimination of acquisition-related costs incurred by Federated during the period	(2.8)
Elimination of the foreign exchange gain recognized in the second quarter of 2018 as a result of holding British pound sterling at quarter end	1.7
Elimination of Hermes' amortization of goodwill to conform to U.S. GAAP	(0.9)
Total pro forma adjustment to Other Operating Expenses	$3.8

1	See Note (2) for additional information.

(n) Represents the elimination of the loss on foreign currency forward transactions entered into in order to hedge against foreign exchange rate fluctuations associated with the payment for the Hermes acquisition.

(o) Represents the income tax effect of pro forma adjustments based on the effective tax rate for the period presented, excluding the 2017 impact of the Tax Act.

(p) Represents the following:

(in millions)
40% of amortization of newly acquired intangible assets[1]	$(2.4)
40% of reversal of expense related to a long-term incentive plan (see Note 3 (l))	2.2
40% of Hermes' net loss	(1.6)
40% of the reversal of Hermes amortization of goodwill (see Note 3 (m))	0.4
Total pro forma adjustment to Net Loss Attributable to the Noncontrolling Interests in Subsidiaries	$(1.4)

1	See Note (2) for additional information.

(q) Represents the following:

(in millions)
Amortization of newly acquired intangible assets[1]	$11.6
Elimination of acquisition-related costs incurred by Federated during the period	(1.8)
Elimination of Hermes' amortization of goodwill to conform to U.S. GAAP	(1.7)
Total pro forma adjustment to Other Operating Expenses	$8.1

1	See Note (2) for additional information.

(r) Represents the following:

(in millions)
40% of Hermes' net income	$6.5
40% of amortization of newly acquired intangible assets[1]	(4.7)
40% of the reversal of Hermes amortization of goodwill (see Note 3 (q))	0.7
Total pro forma adjustment to Net Income Attributable to the Noncontrolling Interests in Subsidiaries	$2.5

1	See Note (2) for additional information.